DATED 2 JULY 2010

DEED OF TERMINATION

-  between -

ALFA FINANCE HOLDINGS S.A.

- and -

NADASH INTERNATIONAL HOLDINGS INC.

- and -

HENRI SERVICES LIMITED

- and -

ALFA TELECOM TURKEY LIMITED

THIS DEED OF TERMINATION is made on 2 July 2010 (the “Deed”)

Between:

(1) Alfa Finance Holdings S.A., a company incorporated under the laws of British Virgin Islands with company number 1567809 whose registered office is at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands ("Alfa");

(2) Nadash International Holdings Inc., a company registered in the British Virgin Islands under number: 1021322 whose registered office is at Tropic Isle Building, PO Box 3443, Road Town, Tortola, British Virgin Islands ("Nadash");

(3) Henri Services Limited, a company registered in the British Virgin Islands under number: 631612 whose registered office is at Trident Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands ("Henri"); and

(4) Alfa Telecom Turkey Limited, a company registered in the British Virgin Islands under number: 1000502 whose registered office is at Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands ("ATTL"),

together the “Parties” and each a “Party”.

Whereas:

On 17 March 2009:

(A)	Alfa and Nadash entered into a share sale and purchase agreement (the "Nadash SPA") in relation to the sale of 1,610 ordinary shares in ATTL;

(B)
Alfa and Henri entered into a share sale and purchase agreement (the "Henri SPA", which collectively with the Nadash SPA shall be referred to as the "SPAs") in relation to the sale of 1,500 ordinary shares in ATTL;  and

(C)	the Parties entered into a shareholders' agreement (the "SHA") in relation to the Shares.

THE PARTIES AGREE AS FOLLOWS:

1.1
Same as expressly provided in this Deed, the Parties hereby agree, that with effect from the date of this Deed, the SPAs and the SHA (collectively, the "Documents") shall be terminated, including all rights and liabilities arising under the Documents (including, for the avoidance of doubt, any provisions that purport to survive termination).

1.2
Same as expressly provided in this Deed, each Party hereto hereby fully, irrevocably and unconditionally discharges the other Parties hereto from all its respective liabilities and obligations, including in relation to all covenants, indemnities, undertakings, representations and warranties, claims, actions and demands (whether actual or contingent) arising under or from or, in any way connected with, the Documents.

1.3	The Parties agree that:

(a)	clause 3 (Termination of the Former Shareholders Agreement) of the SHA shall continue and remain in full force and effect; and

(b)
nothing in this Deed shall release or otherwise affect any claim, action or demand to the extent that the same arises from or is in any way connected with the respective rights and liabilities of Alfa, Nadash and ATTL under clause 3 (Termination of the Former Shareholders Agreement) of the SHA.

1.4	The consideration under this Deed is the payment of USD1 by each Party to each of the other Parties (the receipt and sufficiency of which is acknowledged).

1.5	In this Deed "USD" means US Dollars, the lawful currency of the United States of America as at the date hereof.

2.	General

2.1
This Deed may be entered into in any number of counterparts and any Party may enter into this Deed by executing any counterpart. A counterpart constitutes an original of this Deed and all executed counterparts together have the same effect as if each Party had executed the same document.

2.2
No variation or waiver of any provision of this Deed shall be effective unless it is in writing and signed by or on behalf of each of the Parties (or, in the case of a waiver, by or on behalf of the Party waiving compliance).

2.3
Save to the extent required by law or by any securities exchange or any supervisory or regulatory body to whose rules any Party to this Deed is, or at the relevant time will be, subject, the Parties agree to, and will procure that each of their respective subsidiaries, holding companies or parent undertakings and any subsidiary of any such holding company or parent undertaking for the time being and from time to time will keep this Deed and the Documents (including the background and negotiations leading to them) confidential and no disclosure of nor reference to either this Deed or the Documents or their terms shall be made without the prior written consent of each of the Parties, which consent may not be unreasonably withheld or delayed.

2.4
Each Party agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as any other Party may reasonably require to implement and/or give effect to this Deed.

2.5
Subject to any terms implied by law, this Deed represents the whole and only agreement between the Parties in relation to its subject matter and supersedes any previous agreement (whether written or oral) between the Parties in relation to its subject matter save that nothing in this Deed shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

2.6	A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Deed.

2.7	Each Party to this Deed intends it to be a Deed and agrees that upon it being acknowledged and dated by each Party, it shall be treated as having been delivered as a Deed.

2.8	This Deed is governed by and shall be interpreted in accordance with English law.

2.9
Any dispute or difference arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules which Rules will be deemed to be incorporated by reference into this paragraph save for any waiver of any rights the Parties would otherwise have to any form of appeal or recourse to a court of law or other judicial authority, which rights are expressly reserved. The number of arbitrators shall be one. The seat of the arbitration shall be London.  The language of the arbitration shall be English.

IN WITNESS WHEREOF this Deed has been executed and delivered by the Parties hereto as a Deed on the date written above by each of the Parties below.

EXECUTED AS A DEED BY                                                                                    )
Alfa Finance Holdings S.A.                                                                                      )

Signature: _________________________
Title:
Name:

in the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address:

EXECUTED AS A DEED BY                                                                                    )
Nadash International Holdings Inc.                                                                       )

Signature: _________________________
Title:
Name:

In the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address:

Signature: _________________________
Title:
Name:

In the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address:

EXECUTED AS A DEED BY                                                                                    )
Henri Services Limited                                                                                              )

Signature: ________________________
Title:
Name:

In the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address:

Signature: _________________________
Title:
Name:

In the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address:

EXECUTED AS A DEED BY                                                                                    )
Alfa Telecom Turkey Limited                                                                                   )

Signature: _________________________
Title:
Name:

in the presence of:

Witness signature:_______________________
Witness name:
Witness occupation:
Witness address: